UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PERICOM SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PERICOM SEMICONDUCTOR CORPORATION
3545 North First Street
San Jose, CA 95134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on December 14, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Pericom Semiconductor Corporation, a California corporation (the “Company”) will be held on December 14, 2006 at 3:00 p.m., California time, at the Company's premises, 3545 North First Street, San Jose, California 95134, for the following purposes:

1.	To elect six (6) directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2.	To ratify and approve the appointment of Burr, Pilger & Mayer LLP as the independent auditors for the Company for the fiscal year ending June 30, 2007.

3.	To transact such other business as may properly come before the meeting.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part hereof.

The Board of Directors has fixed the close of business on October 20, 2006, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

FOR THE BOARD OF DIRECTORS /s/ John Chi-Hung Hui, Ph.D. John Chi-Hung Hui, Ph.D. Vice President, Technology and Secretary

San Jose, California
October 30, 2006

YOUR VOTE IS IMPORTANT

To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the accompanying envelope. If you attend the meeting, you may vote in person even if you returned a proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

PERICOM SEMICONDUCTOR CORPORATION
3545 North First Street
San Jose, California 95134

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

General

These proxy materials are provided in connection with the solicitation of proxies by Pericom Semiconductor Corporation (the “Company”) on behalf of its Board of Directors for use at the Annual Meeting of Shareholders to be held on December 14, 2006 at 3:00 p.m., California time (the “Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company's premises, 3545 North First Street, San Jose, California 95134.

These Proxy materials and the Company's 2006 Annual Report are first being mailed to shareholders on or about October 30, 2006.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of John Chi-Hung Hui, Ph.D., Vice President, Technology and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Record Date, Share Ownership and Quorum

Shareholders of record at the close of business on October 20, 2006 are entitled to vote at the Annual Meeting. At the record date, 26,082,641 shares of the Company's Common Stock, no par value (the “Common Stock”) were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Voting and Solicitation

Holders of Common Stock are entitled to one vote for each share held. The affirmative vote of a plurality of all the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to approve Proposal No. 1, election of Directors.

An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy at the meeting, and the inspector of elections appointed for the meeting will tabulate votes cast in person at the meeting. The approval of Proposal No. 2, the ratification and approval of the appointment of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company’s Common Stock present or represented by proxy and entitled to vote at the meeting. Because abstentions are treated as shares present or represented by proxy and entitled to vote for the purposes of determining whether a matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes (votes from shares held of record by brokers as to which the beneficial owners have not given voting instructions) and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. Consequently, with respect to Proposal No. 1 and 2, broker non-votes have no effect.

The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, a private proxy solicitation firm. No additional compensation will be paid to the Company’s directors, officers or other regular employees for such services.

Deadline for Receipt of Shareholder Proposals

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice therefore in writing to the Secretary of the Company. To be timely for the Company’s 2006 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between August 16, 2006 and September 17, 2006. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the Company’s 2006 Annual Meeting of Shareholders must be received by the Company not later than July 5, 2007 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one (1) copy of the Proxy Statement and annual report may have been sent to multiple shareholders in a shareholder’s household. The Company will promptly deliver a separate copy of either document to any shareholder who contacts the Company’s investor relations department at (408) 435-0800, or by mail to Investor Relations Department, Pericom Semiconductor Corporation, 3545 North First Street, San Jose, California 95134, requesting such copies. If a shareholder is receiving multiple copies of the Proxy Statement and annual report at the shareholder’s household and would like to receive a single copy of the proxy statement and annual report for a shareholder’s household in the future, shareholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

As set by the Board of Directors (the “Board” or “Board of Directors”) pursuant to the Bylaws of the Company, the authorized number of directors is currently set at seven. One director, Mr. Murray Goldman, will not be standing for re-election. Six directors will be elected at the Annual Meeting. Following the Annual Meeting there will be one vacancy as the Company has not yet identified a suitable Board member to fill the remaining position. The six nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the six nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

The Board of Directors recommends a vote FOR the nominees listed below.

Name of Nominee	Age	Principal Occupation	Director Since
Alex Chi-Ming Hui	49	Chief Executive Officer, President and Chairman of the Board of Directors	1990
Chi-Hung (John) Hui, Ph.D.	51	Vice President, Technology and Director	1990
Hau L. Lee, Ph.D.	53	Director	1999
Millard (Mel) Phelps	78	Director	1999
Gary L. Fischer	55	Director	2005
Simon Wong, Ph.D.	51	Director	2006

The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

Mr. Alex Chi-Ming Hui has been Chief Executive Officer, President and a member of the Board of Directors of the Company since its inception in June 1990, and was elected Chairman of the Board of Directors of the Company in July 1999. From August 1982 to May 1990, Mr. Hui was employed by LSI Logic Corporation, most recently as its Director of Advanced Development. From August 1980 to July 1982, Mr. Hui was a member of the technical staff of Hewlett-Packard Company. Mr. Hui holds a B.S.E.E. from the Massachusetts Institute of Technology and an M.S.E.E. from the University of California at Los Angeles.

Dr. Chi-Hung (John) Hui has been Vice President, Technology and a member of the Board of Directors of the Company since its inception in June 1990. From August 1987 to June 1990, Dr. Hui was employed by Integrated Device Technology, most recently as Manager of its Research and Development Department. From August 1984 to August 1987, Dr. Hui was a member of the technical staff of Hewlett-Packard Company. Dr. Hui holds a B.S.E.E. from Cornell University and an M.S.E.E. and a Ph.D. in Electrical Engineering from the University of California at Berkeley.

Dr. Hau L. Lee has been a member of the Board of Directors since July 1999. From February 1997 through June 2002 Dr. Lee has been Kleiner Perkins, Mayfield, Sequoia Capital Professor in the Department of Industrial Engineering and Engineering Management and from July 2002 through the present has been the Thoma Professor of Operations, Information and Technology Management at the Graduate School of Business at Stanford University. He is the founding and current director of the Stanford Global Supply Chain Management Forum, and has consulted extensively for companies such as Hewlett Packard, Sun Microsystems, IBM, Xilinx Corporation, Motorola, and Andersen Consulting. In October 2004 Dr. Lee joined the board of Integrated Distribution Services Group, Limited, a public company, located in Hong Kong. Dr. Lee is a graduate of the University of Hong Kong and earned his M.S. in Operational Research from the London School of Economics and his M.S. and Ph.D. degrees in Operations Research from the Wharton School at the University of Pennsylvania.

Mr. Millard (Mel) Phelps has been a member of the Board of Directors since July 1999. Mr. Phelps is a retired advisory director of Hambrecht and Quist (H&Q), a position he held from September 1994 to July 1997. Prior to joining H&Q in 1984 as a Principal in the firm and Senior Semiconductor Analyst, Mr. Phelps spent 23 years in the semiconductor industry in various management and corporate officer positions. Mr. Phelps is currently serving as a Director of Trident Microsystems and is also a director of a privately held company. Mr. Phelps holds a BSEE degree with honors from Case Reserve University, is a professional engineer (Ohio) and is a registered SEC professional.

Mr. Gary L. Fischer has been a member of the Board of Directors since May 2006. Since December 2005, Mr. Fischer is employed by eRide, Inc, a fabless, private semiconductor company focusing on GPS chip sets and software.  Previously Mr. Fischer was employed by ISSI, a fabless public company focusing on high performance memory ICs, where he was President, Chief Operating Officer, and Chief Financial Officer. Mr. Fischer joined ISSI in 1993 as Vice President and Chief Financial Officer and was Executive Vice President from 1995 until 2001. Mr. Fischer is also a member of the Board of Directors of ISSI. Prior to joining ISSI, Mr. Fischer was Chief Financial Officer of Synergy Semiconductor Corporation, a manufacturer of high-performance SRAM and logic integrated circuits. Mr. Fischer also currently serves on the Board of Directors of ESS Technology. Mr. Fischer holds an MBA degree from the University of Santa Clara and a BA degree from the University of California, Santa Barbara.

Dr. Simon Wong is a Professor of Electrical Engineering at Stanford University and is a Fellow of the IEEE. He is an expert in CMOS devices and integrated components for RF operations. In 1998, he was a member of the team that founded Atheros Communications (ATHR), a fabless semiconductor company focusing on WiFi products. Between 2001 and 2003, he was the CEO of the Hong Kong Applied Science and Technology Research Institute. He currently serves on the advisory boards of a few fabless semiconductor companies. He received his PhD from the University of California, Berkeley.

Required Vote:	A plurality of the votes duly cast at the Annual Meeting is required for the election of the nominees to the Board of Directors.

Board Meetings and Committees

The Board of Directors of the Company held seven meetings during fiscal 2006. During the last fiscal year, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Goverenance Committee. The Company encourages, but does not require, its Board members to attend the annual shareholders meeting. The Board has determined that a majority of the current Board members, Dr. Lee, Dr. Wong, and Messrs. Phelps, Goldman, and Fischer, are “independent” as that term is defined in Rule 4200 of the listing standards of the Marketplace Rules of the Nasdaq Stock Market, Inc. (“Nasdaq”).

During 2006, Dr. Lee, Mr. Phelps and Mr. Fischer served on the Audit Committee. The Audit Committee held four meetings during 2006. The primary function of the Audit Committee is to assist the Board of Directors in overseeing management's conduct of the Company's (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) systems of internal controls; and (3) annual independent audit of the Company's financial statements. See “Report of the Audit Committee of the Board of Directors.” The Board adopted and approved a written charter for the Audit Committee in April 2000 and approved an amended and restated charter in July 2004. The Audit Committee is composed solely of non-employee directors, as such term is defined in Rule 16b-3 under the Exchange Act and the Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc. The Board has further determined that Mr. Fischer is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent as defined by Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

During 2006, Mr. Phelps Mr. Fischer and Mr. Goldman served on the Compensation Committee. The Compensation Committee held two meetings during 2006. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's 2004 Stock Incentive Plan, 2001 Stock Incentive Plan and the Company's 2000 Employee Stock Purchase Plan.

The Nominating and Corporate Governance Committee held one meeting in 2006. The Nominating and Corporate Governance Committee was formed in October 2001. The current members of the Nominating and Corporate Governance Committee are Mr. Fischer, Mr. Goldman, Mr. Phelps and Dr. Lee. All members of the Nominating and Corporate Governance Committee are “independent” as that term is defined the Nasdaq listing standards. The Nominating and Corporate Governance Committee monitors the size and composition of the Company’s Board of Directors and addresses corporate governance matters. Prior to the Company’s Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee, pursuant to guidelines designed to highlight the necessary qualifications, assists the existing Board in selecting the candidates who will be presented to the Company’s shareholders for election to serve the Company until the next annual meeting. The Nominating and Corporate Governance Committee will consider and make recommendations to the Board of Directors regarding any shareholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of shareholder proposals. The Nominating and Corporate Governance Committee will review periodically whether a more formal policy should be adopted. Shareholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company at 3545 North First Street, San Jose, California 95134, providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating shareholder’s ownership of the Company’s Common Stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating and Corporate Governance Committee. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. The Company currently does not pay any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating and Corporate Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.pericom.com.

In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers the individual’s experience in the semiconductor and related industries, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

All members of the Nominating and Corporate Governance Committee are independent directors within the meaning of Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc.

Corporate Governance

The Company has formal corporate governance standards in place. The Board has reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. corporate governance listing standards regarding corporate governance policies and procedures. The Board believes the Company is in compliance with such rules and listing standards.

Access to Corporate Governance Policies

The Company has adopted a Code of Business Conduct and Ethics that applies to, among others, the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is designed to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Code of Business Conduct and Ethics is available on the Company’s website at www.pericom.com. To the extent required by law, any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics will be promptly disclosed to the public. To the extent permitted by such legal requirements, the Company intends to make such public disclosure by posting the relevant material on its website in accordance with Securities and Exchange Commission rules.

Copies of the Company’s Audit Committee Charter, Nominating and Corporate Governance Committee Charter and Code of Business Conduct and Ethics will be provided to any stockholder upon written request directed to Investor Relations, Pericom Semiconductor Corporation, at 3545 North First Street, San Jose, California 95134.

Communication between Shareholders and Directors

The Company's Board of Directors currently does not have a formal process for shareholders to send communications to the Board of Directors. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders on a timely basis. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, shareholders wishing to formally communicate with the Board of Directors may send communications directly to Alex C. Hui, Chairman of the Board, c/o Pericom Semiconductor Corporation, 3545 North First Street, San Jose, California 95134.

Compensation Committee Interlocks and Insider Participation

Pericom Technology, Inc., a British Virgin Islands corporation (“PTI”) (a description of the relationship between the Company and PTI can be found in the section of this proxy statement entitled “Certain Transactions”). PTI does not have a compensation committee and the duties generally ascribed to such a committee are untaken by the board of directors. Both Mr. Alex Hui and Dr. Chi-Hung Hui are executive officers and directors of PTI.

eCERA Comtek Corporation, of Taiwan (“eCERA”) (a description of the relationship between the Company and eCERA can be found in the section of this proxy statement entitled “Certain Transactions”). eCERA does not have a compensation committee and the duties generally ascribed to such a committee are untaken by the board of directors. Both Mr. Alex Hui and Dr. Chi-Hung Hui are executive officers and directors of PTI.

Relationships Among Directors or Executive Officers

Mr. Hui and Dr. Hui are brothers.

Director Compensation

The Company's non-employee directors receive a $1,000 per month retainer and the Audit Committee Chair receives a total monthly retainer of $1,500 for his services. In addition, each non-employee director receives $1,000 per quarterly meeting, and $500 for each additional telephonic meeting. The Chairperson of the Audit Committee receives $2,000 per audit committee meeting and the members of the audit committee receive $1,500 per meeting. For all other committees the Chairperson receives $1,500 per meeting and all other members receive $1,000 per meeting. Commencing in fiscal 2004, all non-employee directors of the Company receive automatic stock option grants upon joining the Board of Directors in the amount of 12,000 shares and they receive 6,000 shares annually thereafter under the Company's 2001 Stock Incentive Plan or 2004 Stock Incentive Plan. The Chairman of the Audit Committee receives an additional 2,000 shares annually. All options are vested immediately upon grant. The exercise price of such stock options is equivalent to the fair market value of the underlying Common Stock on the date of grant.

PROPOSAL NO. 2

RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

On February 16, 2006, Deloitte & Touche LLP (“Deloitte”) informed management and the Audit Committee of Pericom Semiconductor Corporation (the “Company”) that it had resigned as the independent registered public accounting firm for the Company effective immediately. On April 18, 2006 the Company’s Audit Committee approved the decision to engage Burr, Pilger & Mayer LLP as its independent registered public accounting firm to audit the Company’s financial statements and internal control over financial reporting for the fiscal year ended July 1, 2006. Deloitte & Touche LLP had audited the financial statements of the Company since 1992 and last served as the Company’s independent registered accounting firm for the year ended July 2, 2005.

The reports of Deloitte & Touche LLP on the consolidated financial statements for the year ended July 2, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope, or accounting principles. In connection with its audit of the effectiveness of the Company’s internal control over financial reporting as of July 2, 2005, based on the criteria established in Internal Control - Integrated framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, Deloitte & Touche LLP expressed an adverse opinion in its report dated September 15, 2005 on the effectiveness of the Company’s internal control over financial reporting due to a material weakness in the Company’s controls relating to the accounting consequences arising from significant changes in the Company’s business operations.

During the years ended June 26, 2004, July 2, 2005 and through February 16, 2006, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreements in their reports on the financial statements for such years.

During the years ended July 2, 2005, June 26, 2004 and through February 16, 2006 there were no reportable events (as defined by Regulation S-K Item 304(a)(i)(v)) except as follows: (i) in connection with its review of the Company’s interim financial information for the quarter ended December 25, 2004, Deloitte & Touche LLP advised the Company’s Audit Committee of a material weakness in internal control over financial reporting related to controls over the determination of obsolescence inventory charges for a product end-of-life program; (ii) in connection with its audit of the effectiveness of the Company’s internal control over financial reporting for the year ended July 2, 2005, Deloitte & Touche LLP advised the Company’s audit committee of a material weakness in internal control over financial reporting as described above; (iii) in connection with its review of the Company’s interim financial information for the quarter ended October 1, 2005, Deloitte & Touche LLP advised the Company’s Audit Committee of a material weakness in internal control over financial reporting related to the process for timely evaluation and write-down of MRB inventory; and (iv) in connection with its review of the Company’s interim financial information for the quarter ended December 31, 2005, Deloitte & Touche LLP advised the Company’s Audit Committee of a material weakness in internal control over financial reporting related to the subsidiary financial statements and review of the consolidation of subsidiary financial statements for proper classifications in the consolidated financial statements.

The Company provided Deloitte & Touche LLP with a copy of the foregoing statements and received a letter from Deloitte & Touche LLP stating its agreement with such statements. The Company filed the letter as an exhibit to its current report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2006.

During the years ended July 2, 2005, June 26, 2004 and through February 16, 2006, the Company did not consult with Burr, Pilger & Mayer LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(i)(v) of Regulation S-K).

Burr, Pilger & Mayer LLP has been appointed by the Board to continue as the Company’s independent registered public accounting firm for the 2007 fiscal year and recommends that the shareholders ratify such selection. In the event that a majority of the outstanding shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Burr, Pilger & Mayer LLP as the independent auditors for fiscal year 2007. A representative of Burr, Pilger & Mayer, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees
Deloitte & Touche LLP Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the year ended July 2, 2005 and fees billed for other services rendered by Deloitte & Touche LLP during the stated period.  Such fees are for services rendered through July 2, 2005.

Fiscal 2005
Audit Fees (1)	$796,000
Audit-Related Fees (2)	19,060
Tax Fees (3)	10,760
All Other Fees (4)	1,500

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Burr Pilger & Mayer LLP Fees

The following table presents fees for professional audit services rendered by Burr, Pilger & Mayer LLP for the audit of the Company’s annual financial statements for the year ended July 1, 2006 and fees billed for other services rendered by Burr, Pilger & Mayer LLP during those periods.  Such fees are for services rendered through July 1, 2006.

Fiscal 2006
Audit Fees (1)	$279,960
Audit-Related Fees (2)	---
Tax Fees (3)	---
All Other Fees (4)	---

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Burr, Pilger & Mayer LLP in connection with statutory and regulatory filings or engagements.

(2)
There were no Audit-Related Fees incurred in fiscal 2006 which would have consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)
There were no Tax Fees incurred in fiscal 2006 which would have consisted of fees billed for professional services rendered for tax compliance, tax advisor and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	There were no All Other Fees incurred in fiscal 2006 which would have consisted of fees for products and services other than the services reported above.

In making its recommendation to ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditors for the fiscal year ending June 30, 2007, the Audit Committee has considered whether services other than audit and audit-related services provided by Burr, Pilger & Mayer LLP are compatible with maintaining the independence of Burr, Pilger & Mayer LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also provide pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

No audit-related, tax or other non-audit services were approved by our Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the 2005 or 2006 fiscal year.

Required Vote: The affirmative vote of a majority of the common shares present and entitled to vote at the Annual Meeting is required to ratify the foregoing proposal.

The Board of Directors unanimously recommends a vote FOR the ratification of
Burr, Pilger & Mayer LLP as the Company's independent auditors for fiscal year 2007.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose aggregate salary, bonus and other compensation exceeded $100,000 during fiscal 2006 (collectively, the “Named Executive Officers”). Currently, the Company has in addition to its Chief Executive Officer, only three other executive officers. Mr. Shujong Chen resigned from his position from the Company in June 2006 but is included in the table below pursuant to the regulations of the SEC.

					Long-Term
					Compensation
					Awards
					Shares
		Annual Compensation (1)			Underlying
Name and Principal Position	Year	Salary		Bonus	Options

Alex Chi-Ming Hui	2006	$249,600		$35,029	---
Chief Executive Officer, President and	2005	249,600		---	45,000
Chairman of the Board of Directors	2004	249,600		600	35,000	(2)

Gerald V. Beemiller	2006	157,236		36,022	---
Vice President, Worldwide Sales	2005	130,353		35,622	9,000
	2004	202,969		29,149	7,000

Chi-Hung (John) Hui	2006	217,946		29,029	---
Vice President, Technology and Director	2005	217,946		---	30,000
	2004	217,946		600	21,000

Shujong Cheng	2006	180,806		30,029	---
Vice President, Operations	2005	161,845		---	14,000
	2004	160,403		8,600	12,000

Angela Chen	2006	161,700	(3)	42,485	60,000
Chief Financial Officer	2005	---		---	---
	2004	---		---	---

(1)	None of the Named Executive Officers received any other cash compensation besides salary and bonus in 2004, 2005 or 2006.
(2)
Does not include options to purchase an aggregate of 450,000 shares of Pericom Taiwan Limited, a wholly-owned subsidiary of the Company (“PTL”), granted to Mr. Hui in fiscal 2004 as consideration for Mr. Hui’s services as PTL’s President and Chairman of the Board.

(3)	Ms. Chen became Chief Financial Officer in April, 2006. Her compensation includes her compensation during fiscal 2006 from PTI, which is an affiliate of the Company.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning stock option grants to each of the Named Executive Officers during fiscal 2006.

					Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation for Option Term (4)
	Number of Shares Underlying Options Granted
		Percent of Total Options Granted to Employees in Fiscal 2006 (1)	Exercise Price Per Share (2)

				Expiration Date (3)
Name					5%	10%

Alex Chi-Ming Hui	---	---	---	---	---	---
Chi-Hung (John) Hui, Ph.D.	---	---	---	---	---	---
Gerald V. Beemiller	---	---	---	---	---	---
Shujong Cheng	---	---	---	---	---	---
Angela Chen	35,000	4.98%	$10.25	4/6/16	$225,616	$571,755
Angela Chen	25,000	3.56%	8.88	9/15/15	195,461	495,335

________

(1)	In fiscal 2006, the Company granted options to employees to purchase an aggregate of 701,520 shares.
(2)
Each of these options was granted pursuant to the Company's 2004 Stock Incentive Plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of the grant. All such options vest over a four-year period, subject to continued employment with the Company.

(3)	Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.
(4)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of the Company's future Common Stock prices. Options granted have a term of ten (10) years.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

The following table sets forth certain information for the 2006 fiscal year and as of July 1, 2006 concerning exercisable and unexercisable stock options held by each of the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at July 1, 2006		Value of Unexercised In-the-Money Options at July 1, 2006 (1)
	Number of Shares Acquired on Exercise	Value Realized

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Alex Chi-Ming Hui	100,000	$905,000	974,166	42,292	$1,885,300	$8,606
Chi-Hung (John) Hui, Ph.D.	10,000	347,150	543,000	27,500	1,213,200	5,738
Gerald V. Beemiller	---	---	128,333	8,458	810	1,721
Shujong Cheng	---	---	87,166	---	1,102	---
Angela Chen	---	---	---	60,000	---	---

________

(1)
The value of “in-the-money” stock options represents the difference between the exercise price of such stock options and the fair market value of $8.30 per share of Common Stock as of June 30, 2006, the last trading day prior to the Company’s fiscal year end on July 1, 2006, multiplied by the total number of shares subject to such options on July 1, 2006.

The following table sets forth the value at July 1, 2006 of unexercised options to purchase shares of PTL, a wholly-owned subsidiary of the Company, held by the only Named Executive Officer who holds such options. No options to purchase PTL common stock were exercised by the following Named Executive Officer during the 2006 fiscal year.

	Number of Securities Underlying Unexercised Options at July 1, 2006		Value of Unexercised In-the-Money Options at End of July 1, 2006
	Exercisable	Unexercisable	Exercisable	Unexercisable
Alex Chi-Ming Hui	225,000	225,000	---	---

(1)
There was no public trading market for the common stock of PTL as of July 1, 2006. The value of unexercised in-the-money options listed in the table is a product of the exchange rate of Taiwan Dollars 0.030850 to the US Dollar on July 1, 2006. The assumed fair value of the PTL’s common stock on July 1, 2006 was Taiwan Dollar 10.00 per share.

Change-in-Control Agreements

All of the executive officers of the Company (each an “Executive Officer”) have entered into agreements with the Company which provide for severance benefits and acceleration of option vesting in the event of a change of control of the Company. Pursuant to the terms of the agreements, if an Executive Officer’s employment is terminated under certain circumstances during the twelve-month period following a change in control of the Company, the Company will (i) continue payment of the Executive Officer’s base salary then in effect for a period of twelve months, (ii) pay the Executive Officer a bonus based on a calculation tied to the last completed fiscal year’s bonus, (iii) provide for continuation of medical and dental benefits for a period of twelve months, (iv) pay the Executive Officer’s life insurance premiums for a period of twelve months, (v) accelerate, to a certain degree, vesting of stock options, performance shares or units and restricted shares or units, and (vi) extend the expiration date of the Executive Officer’s vested stock options as of the date of termination to six months after the date of termination.

Equity Compensation Plans

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of July 1, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Plans
Equity Compensation Plans Approved by Shareholders	5,095,879	$11.48	1,942,139
Option Plans	---	---	809,563
Employee Stock Purchase Plan
Equity Compensation Plans not Approved by Shareholders	180,754	10.00	---
SaRonix Inducement Options	5,276,633	11.43	2,751,702
Total

Material Features of Equity Compensation Plans Not Approved by Shareholders

In connection with Pericom’s October 1, 2003 acquisition of substantially all of the assets of SaRonix, LLC, Pericom granted options to purchase an aggregate of 383,600 shares of Pericom common stock to certain former employees of SaRonix as an inducement for them to join Pericom. Under the agreements pertaining to such options, twenty percent of the options vest on October 1, 2004 and 1/48 of the remaining shares vest monthly for the following four years so that the options are fully vested in five years. The exercise price of the options is $10.00 per share and the options expire if unexercised on October 1, 2013. In the event of a change in control transaction, the options shall become fully vested and exercisable if they are not assumed or replaced as part of the transaction.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation, Report of the Audit Committee of the Board of Directors and the Stock Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) is composed entirely of non-employee directors appointed by the Board of Directors. The Committee is responsible, on behalf of the Board, for reviewing and approving compensation programs, policies, and plans designed to motivate personnel to achieve Company objectives. One of the key responsibilities of the Committee is to set the compensation annually of the Chief Executive Officer (the “CEO”), upon his evaluation by the Board of Directors. Other responsibilities include: review and approve recommendations from the CEO for the compensation of officers, other senior managers, and key employees; review and approve recommendations regarding stock option grants for specific employees as provided under existing Company plans; review and approve the concept and design of management incentive plans and programs for Company officers, other senior managers, and key employees. An additional responsibility of the Committee is to review and approve recommendations regarding changes in compensation of outside directors.

Compensation Philosophy. The Company believes that the management team it has assembled is well suited to increase shareholder value and contribute to the long-term success of the Company, and the Committee intends to pursue a compensation philosophy consistent with achieving those goals. In structuring the Company's compensation programs, the Committee's goals are to align compensation with the Company's business objectives and performance and to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. Consistent with these goals, the Company's compensation programs include a mix of salary, bonus and stock options. In particular, stock options are used to link executive incentives and the creation of shareholder value.

Base Salary. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Consistent with the Company's current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies.

Bonus. The Company's bonus plan provides for bonuses to be awarded to key employees based on specific goals, including, but not limited to, operating profit achieved by the Company and the level of contribution to achievement of the goals by the key employees. The bonus plan is designed such that bonuses when combined with salaries create total compensation which is comparable to the average compensation of companies against which the Company competes in hiring and retaining key employees. Bonus awards depend on the extent to which Company and individual performance objectives are achieved. The Company's performance objectives include operating, strategic and financial goals considered critical to the Company's short and long term goals.

Options. The purpose of the Company's stock option plans is to attract and retain talented key employees and to align their personal financial interests with those of the Company's shareholders. Options are generally granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of shareholder value over the long term. Stock options are a major component of the compensation package of executive management. Eligible employees are generally granted options upon commencement of employment and are considered for additional options periodically thereafter. In recommending stock options the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility for federal income tax purposes of compensation over $1 million paid to certain executive officers in a taxable year. Compensation above $1 million is not subject to the limitation if it is “performance-based compensation” within the meaning of the Code. The Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as “performance-based compensation.” The Compensation Committee intends to continue to evaluate the effects of the statute and any fiscal Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

CEO Compensation. The Committee uses the same procedures described above in setting the annual salary, bonus, and making recommendations regarding stock option awards for the CEO. The Committee determined that it was appropriate to maintain Mr. Hui’s annual salary at $249,600.  For fiscal 2006, he received a bonus of $35,000.  He did not receive a grant of stock options for fiscal 2006. The CEO's salary is determined based on comparisons with competitive companies as described above. The Committee believes that the CEO's salary and bonus is comparable to the salaries offered to CEOs of competitive companies. The Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted.

Compensation Committee Millard (Mel) Phelps Gary L. Fischer Murray A. Goldman, Ph.D. _____________________ October 30, 2006

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors has provided the following report:

The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's accounting, auditing, and financial reporting and disclosure processes, and systems of internal control established by management regarding finance, accounting, legal compliance, and ethics. Each of the three members of the Audit Committee is independent of the Company, as defined under the NASDAQ corporate governance standards. The Audit Committee operates under a written charter adopted by the Company's Board of Directors.

Management is responsible for the preparation, integrity, and objectivity of the consolidated financial statements. Burr, Pilger & Mayer LLP, our independent auditor, is responsible for expressing an opinion on the fairness of the financial statement presentation. The Audit Committee serves in an oversight role over the financial reporting process. As part of its charter obligations over the financial reporting process, the Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements with management;
•	Discussed with Burr, Pilger & Mayer LLP the results of their audit including the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”;
•
Received the written disclosures and the letter from Burr, Pilger & Mayer LLP regarding auditor independence required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees”;

•	Discussed with Burr, Pilger & Mayer LLP the accounting firm’s independence from the Company; and
•	Considered whether Burr, Pilger & Mayer LLP‘s provision of non-audit services to the Company is compatible with maintaining the accounting firm’s independence from the Company.

On August 15, 2006, management of the Company advised the Company's Audit Committee that it had made a determination that its method of accounting for certain capitalized new product mask production costs that were amortized as research and development expense was inconsistent with generally accepted accounting principles. Management and the Audit Committee also discussed this matter with the Company's independent registered public accounting firm, Burr, Pilger & Mayer LLP. The Audit Committee concurred with management's conclusion that the prior accounting for certain capitalized new product mask production costs that were amortized as research and development expense was in error and the Company’s financial statements for the quarters ended October 1, 2005, December 31, 2005 and April 1, 2006 were restated.

The Company has filed the corrections to its financial statements in conjunction with the filing of its Annual Report of Form 10-K for the year ended July 1, 2006.

Based on its review and discussions with management and Burr, Pilger & Mayer LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended July 1, 2006. The Audit Committee and the Board of Directors have also recommended, subject to ratification by the shareholders, the reappointment of Burr, Pilger & Mayer LLP as our independent auditors for fiscal year 2007.

Gary L. Fischer, Chairman Millard (Mel) Phelps Hau L. Lee, Ph.D. October 30, 2006

Stock Performance Graph

The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock from June 30, 2001 through July 2, 2006, with (ii) cumulative total shareholder return on (a) the Standard and Poor 500 Index and (b) the Dow Jones US Semiconductors & Related Index. The comparison assumes an investment of $100 on June 30, 2001 and reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

CERTAIN TRANSACTIONS

In April 1994, the Company, Alex Chi-Ming Hui, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, and Chi-Hung (John) Hui, Vice President, Technology and a director of the Company, and Dato' Kia Hong Tay and members of his immediate family, most of whom are principal shareholders of the Company, formed Pericom Technology, Inc., a British Virgin Islands corporation (“PTI”) with principal offices in Shanghai, People's Republic of China. Initially, 18.4% of the outstanding voting stock of PTI was held by the Company and substantially all of the remaining 81.6% of the outstanding PTI voting stock was held by the foregoing directors, officers and principal shareholders of the Company. Alex Chi-Ming Hui and Chi-Hung (John) Hui are also directors of PTI, and Alex Chi-Ming Hui is the President and Chief Executive Officer of PTI. In fiscal 2001 an additional financing round of Series “C” Preferred Stock was completed and the Company now holds 45% of the outstanding voting stock of PTI and substantially all of the remaining 55% of such stock is held by the foregoing directors, officers and principal shareholders of the Company or their immediate family members. Pericom Semiconductor Corporation and PTI are parties to an agreement, dated as of March 17, 1995, which provides for cost reimbursement between the Company and PTI for any facility sharing or personnel time and certain procedures for funding research and development and joint development projects. During the year ended July 1, 2006, the Company (1) sold no services to PTI, and (2) purchased $125,000 in test and other manufacturing services from PTI. At July 1, 2006, $349,000 was owed to the Company by PTI for reimbursement of certain administrative expenses incurred by the Company on behalf of PTI and for advances made to PTI by the Company. See Note 6 of Notes to Financial Statements contained in the Company's 2006 Annual Report to Shareholders.

In September 1995, the Company and PTI entered into an international distributor agreement, pursuant to which PTI was appointed a non-exclusive distributor for certain Pericom products in the People's Republic of China. In September 2003, the Company and PTI entered into a sales agreement in which Pericom agreed to purchase and resell certain PTI products.

In May 2003, the Company formed Pericom Taiwan, Ltd, a Taiwan Corporation (“PTL”), with principal offices in Taipei, Taiwan. Pericom Semiconductor Corporation owns 90.1% of the outstanding voting stock., the other 9.9% outstanding shares are owned by the employees of PTL of which Michael Chen, the Vice President, ASIC Engineering and General Manager, Pericom Taiwan, LTD  owns less than 1% of the shares outstanding. Alex Chi-Ming Hui and Chi-Hung (John) Hui are also directors of PTL, and Alex Chi-Ming Hui is the President and Chief Executive Officer of PTL. Pericom Semiconductor Corporation and PTL are parties to an agreement, which provides for cost reimbursement between the Company and PTL for any facility sharing or personnel time and certain procedures for funding research and development and joint development projects. During the year ended July 1, 2006, the Company (1) sold no services to PTL, and (2) purchased approximately $376,000 in administrative and other engineering services from PTL. At July 1, 2006, approximately $19,000 was owed to PTL by the Company for reimbursement of certain administrative expenses incurred by PTL on behalf of the Company. See Note 6 of Notes to Financial Statements contained in the Company’s 2006 Annual Report to Shareholders

On September 7, 2005 the Company purchased a 99.9% share of eCERA Comtek Corporation (“eCERA”). The remaining 1% of the outstanding shares are owned by employees and other investors. Alex Chi-Ming Hui and Chi-Hung (John) Hui are also directors of eCERA and Alex Chi-Ming Hui.

The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal shareholders and their affiliates, including transactions with PTI and PTL, will continue to be comparable to terms offered by unaffiliated third parties.

Directors and Executive Officers of the Registrant

The following table sets forth certain information concerning the executive officers and directors of the Company and their respective ages as of July 1, 2006:

Name	Age	Position(s)

Alex Chi-Ming Hui	49	Chief Executive Officer, President and Chairman of the Board of Directors
Chi-Hung (John) Hui, Ph.D.	51	Vice President, Technology and Director
Angela Chen	47	Vice President, Finance and Chief Financial Officer
Gerald V. Beemiller	62	Vice President, Sales
Hau L. Lee, Ph.D. (1) (3)	53	Director
Millard (Mel) Phelps (1) (2) (3)	78	Director
Murray A. Goldman, Ph.D. (2)	69	Director
Simon Wong, Ph.D.	51	Director
Gary L. Fischer (1) (2)	55	Director

____________

(1) Member of Audit Committee.
(2) Member of Compensation Committee.
(3) Member of Nominating Committee.

Biographical information concerning directors, who are standing for re-election to the Board, is set forth in "Proposal No. 1 - Election of Directors" of this proxy statement. Set forth below is biographical information concerning the Company's executive officers who are not directors.

Ms. Angela Chen has been Vice President, Finance and Chief Financial Officer of the Company since April 2006. Previously, Angela held the role of CFO and VP of Finance, Administration & IT of PTI, Pericom's sister company in Asia, since May 2002 and she has been instrumental in driving PTI's growth and return to profitability. Ms. Chen has been VP Finance, Asia for Pericom overseeing the financial activities of the Company's Asian operations including Pericom Taiwan Ltd, eCERA, and PTI, since August 2005. Prior to joining Pericom in 2002, Angela was Chief Operating Officer and VP, Finance, Administrations & Operations of Feiya Technology Corporation from 2001 to 2002, and was CFO and VP, Finance, Administration and IT with terminal manufacturer Wyse Technology Taiwan Ltd. from 1996 through 2001. Angela received her MBA with a major in Accounting from National Taiwan University, and her BA with a major in Accounting from Soochow University in Taiwan.

Mr. Gerald V. Beemiller joined Pericom in December 2000 as Vice President of Worldwide Sales. From July 1997 to May 2000, Mr. Beemiller was employed by Sony Semiconductor Company of America originally as Vice President of Sales and later as Vice President of Sales and Marketing. Prior to Sony, he was the Founder, CEO and President of Infant Advantage, a medical device company (‘89-’97). Prior to Infant Advantage, he was the Owner/Partner of I Squared, a semiconductor manufacturer’s representative firm (‘74-’89). Previously, he held engineering and sales positions at Motorola Semiconductor (‘66-’73). Mr. Beemiller was educated at Arizona State University and holds a BS Degree in Mathematics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of October 20, 2006 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group.

	Shares
	Beneficially
Name of Beneficial Owner	Owned (1)	Percent

Wasatch Advisors, Inc. (2) 150 Social Hall Avenue, Salt Lake City, UT 84111	2,740,614	10.5%
Fidelity: FMR Corp (3) 82 Devonshire Street Boston, MA 02109	2,634,424	10.1
Kennedy Capital Management, Inc. (4) 10829 Olive Blvd. St. Louis, MO 63141	2,055,604	7.9
Dimensional Fund Advisors (5) 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	2,016,167	7.7
Alex Chi-Ming Hui (6)	1,997,785	7.4
Chi-Hung (John) Hui (7)	1,302,187	4.9
Gerald V. Beemiller (8)	132,252	*
Millard Phelps (9)	55,000	*
Hau L. Lee (10)	54,800	*
Gary L. Fischer (11)	20,000	*
Murray A. Goldman (12)	18,000	*
Angela Chen (13)	7,813	*
All executive officers and directors as a group (8 persons) (14)	3,599,837	12.9
_________

*	Less than 1% of outstanding Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 20, 2006 are deemed outstanding. Percentage of beneficial ownership is based upon 26,082,641 shares of Common Stock outstanding as of October 20, 2006. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: 3545 North First Street, San Jose, California 95134.

(2)
Based on Schedule 13G/A filed with the SEC on June 8, 2006, Wasatch Advisors, Inc., a Utah corporation, has sole voting power with respect to 2,740,614 shares of the Company’s Common Stock and sole dispositive power with respect to 2,740,614 shares of the Company's Common Stock.

(3)
Based on Schedule 13G/A filed with the SEC on February 14, 2006, FMR Corp., a Delaware corporation, has no voting power with respect to shares of the Company’s Common Stock and sole dispositive power with respect to 2,634,474 shares of the Company’s Common Stock. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment advisor, is the beneficial owner of 2,634,474 shares of the Company’s Common Stock as a result of acting as investment advisor to various registered investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 2,634,474 shares of the Company’s Common Stock at December 31, 2005.

(4)
Based on a Schedule 13G filed with the SEC on February 14, 2006, Kennedy Capital Management, Inc., a Missouri corporation, has sole voting power with respect to 2,005,886 shares of the Company’s Common Stock and sole dispositive power with respect to 2,055,604 shares of the Company's Common Stock.

(5)
Based on a Schedule 13G filed with the SEC on February 6, 2006, Dimensional Fund Advisors Inc., a Delaware corporation, has sole voting power with respect to 2,016,167 shares of the Company’s Common Stock and sole dispositive power with respect to 2,016,167 shares of the Company's Common Stock.

(6)	Includes 885,208 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2006.

(7)	Includes 550,292 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2006.

(8)	Includes 130,541 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2006.

(9)	Includes 50,000 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2006.

(10)	Includes 44,000 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2006.

(11)	Includes 20,000 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2006.

(12)	Includes 18,000 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2006.

(13)	Includes 7,813 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2006.

(14)	Includes 1,705,854 shares issuable upon exercise of stock options exercisable within 60 days of October 20, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and The Nasdaq Stock Market. Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2006, its executive officers, directors and ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS /s/ John Chi-Hung Hui, Ph.D. John Chi-Hung Hui, Ph.D. Secretary

San Jose, California
Dated: October 30, 2006

[ ]	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS

The Board of Directors recommends a vote “FOR” the listed nominees.

	For	Withhold		For	Withhold
01 - Alex Chi-Ming Hui	[ ]	[ ]	04 - Millard (Mel) Phelps	[ ]	[ ]

02 - Chi-Hung (John) Hui, Ph.D.	[ ]	[ ]	05 - Simon Wong, Ph.D.	[ ]	[ ]

03 - Hau L. Lee, Ph.D.	[ ]	[ ]	06 - Gary L. Fischer	[ ]	[ ]

B Issues

The Board of Directors recommends a vote “FOR” the following proposal.

2. To ratify and approve the appointment of Burr, Pilger & Mayer LLP as the independent auditors for the Company for the fiscal year ending June 30, 2007.	For [ ]	Against [ ]	Abstain [ ]

To transact such other business as may properly come before the meeting.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)